UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 2, 2024

NORTHVIEW ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-41177	86-3437271
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

207 WEST 25TH ST., 9TH FLOOR

NEW YORK, NY 10001

(Address of principal executive offices and zip code)

(212) 494-9022

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Shares of common stock, par value $0.0001 per share	NVAC	The NASDAQ Stock Market LLC
Rights, each entitling the holder to receive one-tenth of one share of common stock	NVACR	The NASDAQ Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per whole share	NVACW	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On January 2, 2024, NorthView Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (“CST”) entered into Amendment No. 1 to Investment Management Trust Agreement, dated December 20, 2021, by and between the Company and CST (the “Trust Amendment”), to allow CST, upon written instruction of the Company, to (i) hold the funds in the Company’s trust account uninvested or (ii) hold the funds in an interest-bearing bank demand deposit account.

The foregoing summary of the Trust Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Trust Amendment filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Investment Management Trust Agreement, dated as of December 20, 2021, between NorthView Acquisition Corp. and Continental Stock Transfer & Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHVIEW ACQUISITION CORP.

Dated: January 8, 2024	By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Chief Financial Officer

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